UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): March 20, 2020

Ocean Power Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28 Engelhard Drive, Suite B	08831
Monroe Township, New Jersey	(Zip Code)
(Address of principal executive offices)

(609) 730-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPTT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On March 20, 2020, Ocean Power Technologies, Inc. (“OPT”) was notified by its customer currently leasing a PB3 PowerBuoy® in the Adriatic Sea that its plan with respect to the lease had changed. Under the existing contract, the lease of the PB3 PowerBuoy® is to occur over two separate trial periods, each 18 months in duration. On February 28, 2020, as previously disclosed by OPT, the contract was amended to exercise the option for a second trial period – extending the term of the lease for an additional 18 months through November 2021. At the time, OPT planned to relocate the PB3 PowerBuoy® to another location in the Adriatic Sea. On March 20, 2020, a decision was made by the customer to continue the second trial period at the existing deployment site in the Adriatic Sea instead of relocating the PB3 to another location. To effectuate their decision, the customer withdrew from specific sections of the contract, as amended on February 28, 2020, associated with the relocation while leaving the remaining terms and conditions of the contract itself in place for the second trial period. Also remaining in place is the customer’s option, at the end of the second trial period, to purchase the PB3 or return the unit to OPT.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.

Dated: March 26, 2020	/s/ George H. Kirby III
George H. Kirby III
President and Chief Executive Officer